EXPLANATORY NOTE

My Racehorse CA LLC (the “Company”) has prepared this Post-Qualification Amendment No. 25 to its Form 1-A, originally filed by the Company on September 10, 2018, and qualified by the U.S. Securities and Exchange Commission (the “SEC”) on February 22, 2019, solely for the purpose of amending the Exhibit Index with respect to Exhibit 11.1 and Exhibit 12.1. Accordingly, this Post-Qualification Amendment No. 25 to Form 1-A consists only of Part I, this Explanatory Note, Part III, the signature page, and the revised Exhibit Index. The Offering Circular in connection with Post-Qualification Amendment No. 24, filed by the Company on April 20, 2021, is unchanged and has therefore been omitted.

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EXHIBIT INDEX

Exhibit 2.1	Articles of Organization (1)
Exhibit 2.2	Amended and Restated Series Limited Liability Company Agreement (2)
Exhibit 3.29	Series Agreement for Lost Empire 19 (4)
Exhibit 3.34	Series Agreement for Cayala 19 (5)
Exhibit 3.39	Series Agreement for Consecrate 19 (5)
Exhibit 3.44	Series Agreement for Future Stars Stable (5)
Exhibit 3.45	Series Agreement for Collusion Illusion (5)
Exhibit 3.46	Series Agreement for Monomoy Girl (6)
Exhibit 3.47	Series Agreement for Got Stormy (6)
Exhibit 3.49	Series Agreement for Social Dilemma (6)
Exhibit 3.51	Series Agreement for Carrothers (8)
Exhibit 3.52	Series Agreement for Going to Vegas (8)
Exhibit 3.53	Series Agreement for Ari the Adventurer 19 (8)
Exhibit 3.54	Series Agreement for Wonder Upon a Star 19 (8)
Exhibit 3.55	Series Agreement for Echo Warrior 19 (8)
Exhibit 4.1	Form of Subscription Agreement (1)
Exhibit 6.1	Management Services Agreement by and between My Racehorse CA LLC and Experiential Squared, Inc. (1)
Exhibit 6.60	Broker-Dealer Agreement by and between My Racehorse CA LLC and Dalmore Group, LLC (3)
Exhibit 6.65	Equine Co-Ownership and Acquisition Agreement for Lost Empire 19 (4)
Exhibit 6.66	Profit Participation Convertible Promissory Note for Lost Empire 19 (4)
Exhibit 6.75	Equine Co-Ownership and Acquisition Agreement for Cayala 19 (5)
Exhibit 6.76	Profit Participation Convertible Promissory Note for Cayala 19 (5)
Exhibit 6.83	Equine Co-Ownership and Acquisition Agreement for Consecrate 19 (5)
Exhibit 6.84	Profit Participation Convertible Promissory Note for Consecrate 19 (5)
Exhibit 6.92	Equine Co-Ownership and Acquisition Agreement for Collusion Illusion (5)
Exhibit 6.93	Profit Participation Convertible Promissory Note for Collusion Illusion (5)
Exhibit 6.94	Racing Lease Agreement for Monomoy Girl (6)
Exhibit 6.95	Profit Participation Convertible Promissory Note for Monomoy Girl (6)
Exhibit 6.96	Racing Lease Agreement for Got Stormy (6)
Exhibit 6.97	Profit Participation Convertible Promissory Note for Got Stormy (6)
Exhibit 6.100	Racing Lease Agreement for Social Dilemma (6)
Exhibit 6.101	Profit Participation Convertible Promissory Note for Social Dilemma (6)

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Exhibit 6.106	Amendment No. 1 to Racing Lease for Monomoy Girl (7)
Exhibit 6.107	Amendment No. 1 to Racing Lease for Got Stormy (7)
Exhibit 6.109	Amendment No. 1 to Racing Lease for Social Dilemma (7)
Exhibit 6.113	Equine Co-Ownership and Acquisition Agreement for Carrothers (8)
Exhibit 6.114	Profit Participation Convertible Promissory Note for Carrothers (8)
Exhibit 6.115	Equine Co-Ownership and Acquisition Agreement for Going to Vegas (8)
Exhibit 6.116	Profit Participation Convertible Promissory Note for Going to Vegas (8)
Exhibit 6.117	Equine Co-Ownership and Acquisition Agreement for Ari the Adventurer 19 (8)
Exhibit 6.118	Profit Participation Convertible Promissory Note for Ari the Adventurer 19 (8)
Exhibit 6.119	Profit Participation Convertible Promissory Note for Wonder Upon a Star 19 (8)
Exhibit 6.120	Equine Co-Ownership and Acquisition Agreement for Echo Warrior 19 (8)
Exhibit 6.121	Profit Participation Convertible Promissory Note for Echo Warrior 19 (8)
Exhibit 11.1	Consent of IndigoSpire CPA Group, LLC *
Exhibit 12.1	Opinion of Procopio, Cory, Hargreaves & Savitch LLP *
Additional Exhibits	Additional Exhibits – Part I, Item 6 (8)

*	Filed herewith.
(1)	Filed with the Company’s Form 1-A dated September 10, 2018 and incorporated by reference herein.
(2)	Filed with the Company’s Amendment No. 1 to Form 1-A dated November 20, 2018 and incorporated by reference herein.
(3)	Filed with the Company’s Post Qualification Amendment No. 13 to Form 1-A dated July 15, 2020 and incorporated by reference herein.
(4)	Filed with the Company’s Post Qualification Amendment No. 16 to Form 1-A dated September 22, 2020 and incorporated by reference herein.
(5)	Filed with the Company’s Post Qualification Amendment No. 19 to Form 1-A dated November 3, 2020 and incorporated by reference herein.
(6)	Filed with the Company’s Post Qualification Amendment No. 20 to Form 1-A dated December 18, 2020 and incorporated by reference herein.
(7)	Filed with the Company’s Post Qualification Amendment No. 22 to Form 1-A dated March 2, 2021 and incorporated by reference herein.
(8)	Filed with the Company’s Post Qualification Amendment No. 24 to Form 1-A dated April 20, 2021 and incorporated by reference herein.

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Claremont, State of California, on April 27, 2021.

MY RACEHORSE CA LLC

By: Experiential Squared, Inc., its Manager

By: /s/ Michael Behrens
Name: Michael Behrens
Title: Chief Executive Officer

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael Behrens Name: Michael Behrens	Chief Executive Officer, Chief Financial Officer and Secretary of Experiential Squared, Inc. (Principal Executive Officer and Principal Financial Officer)	April 27, 2021
MY RACEHORSE CA LLC By: /s/ Michael Behrens Name: Michael Behrens Title: Chief Executive Officer	Manager	April 27, 2021

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